Exhibit 1.01

Electro Scientific Industries Inc.
Conflict Minerals Report
For The Year Ended December 31, 2013

This report for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934.

Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (OECD Framework) and related Supplements for gold, tantalum, tin and tungsten (conflict minerals).

Our supply chain is complex and there are multiple tiers between the company and the mines. We rely on our suppliers to provide information on the origin of the conflict minerals contained in components which are included in our products. To identify and assess risk in the supply chain, we engaged those suppliers who provide the substantial majority of our components and whose products we believe are likely to contain conflict minerals. We conducted a survey of these suppliers, which accounted for in excess of 80% of component costs incurred during 2013, to determine whether the necessary conflict minerals in components contained in our products were or were not DRC conflict free (as defined in Item 1.01 of Form SD). The survey requested suppliers to provide the country of origin of any conflict minerals and the facilities used to process these minerals. We received responses from suppliers representing approximately 70% of our component costs incurred in 2013 containing the names and locations of smelters and refiners which process conflict minerals used in components provided by our suppliers. We reviewed and compared the responses with other information in our possession and, where appropriate, made further inquiries of our suppliers. The initial and subsequent responses from suppliers did not contain sufficient information to determine the country of origin of all the conflict minerals in our products.

The smelters and refiners identified by our suppliers are listed in Appendix A below.

Our products for which conflict minerals are necessary to the functionality or production include, but are not limited to, Laser Ablation products, Laser Processing System products, Microfabrication products, Laser Component products, FPD Repair & Failure Analysis products, LED Wafer Scriber products, Laser Fuse Processing products, Laser Trimming products, Vision products, Wafer Dicing products, WaferMark products, Electrical Tester products, Inspection products, Tooling products, PyroFlex products, and Solar Market Application products. [These products are more fully described in our Annual Report, which can be accessed at http://investors.esi.com/.] We have concluded that all of the above mentioned products manufactured during calendar 2013 are DRC conflict undeterminable (as defined in Item 1.01 of Form SD).

We expect to take the following steps to improve our due diligence to further mitigate the risk that the necessary conflict minerals in our products do not benefit armed groups in the Democratic Republic of Congo or any adjoining country, including:

•	Attempting to increase the response rate of suppliers and improve the content of the responses.

•
Asking relevant suppliers to request that smelters participate in obtaining a conflict free designation from an industry program such as the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC/GeSI) Conflict Free Smelter Program.

Attempting to validate supplier responses using information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter Program.

Exhibit 1.01

Appendix A: Smelter and Refiner List

Metal	Smelter Name	Country	Smelter Id
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003
Gold	Argor-Heraeus SA	SWITZERLAND	1CHE004
Gold	Asahi Pretec Corporation	JAPAN	1JPN005
Gold	Asaka Riken Co Ltd	JAPAN	1JPN073
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Gold	Aurubis AG	GERMANY	1DEU007
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	Boliden AB	SWEDEN	1SWE009
Gold	Caridad	MEXICO	1MEX010
Gold	Cendres & Métaux SA	SWITZERLAND	1CHE011
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012
Gold	Chimet SpA	ITALY	1ITA013
Gold	Chugai Mining	JAPAN	1JPN078
Gold	Codelco	CHILE	1CHL014
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	1KOR082
Gold	DaeryongENC	KOREA, REPUBLIC OF	1KOR083
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084
Gold	Dowa	JAPAN	1JPN015
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Gold	Heimerle + Meule GmbH	GERMANY	1DEU017
Gold	Heraeus Ltd Hong Kong	HONG KONG	1HKG019
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021
Gold	Istanbul Gold Refinery	TURKEY	1TUR069
Gold	Japan Mint	JAPAN	1JPN022
Gold	Jiangxi Copper Company Limited	CHINA	1CHN023
Gold	Johnson Matthey Inc	UNITED STATES	1USA025
Gold	Johnson Matthey Limited	CANADA	1CAN024
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028
Gold	Kazzinc Ltd	KAZAKHSTAN	1KAZ029
Gold	Kojima Chemicals Co. Ltd	JAPAN	1JPN074
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	1KOR086

Exhibit 1.01

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032
Gold	Materion	UNITED STATES	1USA033
Gold	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036
Gold	Metalor Technologies SA	SWITZERLAND	1CHE035
Gold	Metalor USA Refining Corporation	UNITED STATES	1USA037
Gold	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Gold	Mitsubishi Materials Corporation	JAPAN	1JPN039
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	1TUR070
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	Nihon Material Co. LTD	JAPAN	1JPN071
Gold	Ohio Precious Metals LLC.	UNITED STATES	1USA043
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Gold	PAMP SA+A27	SWITZERLAND	1CHE045
Gold	Pan Pacific Copper Co. LTD	JAPAN	1JPN080
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Gold	PT Timah	INDONESIA	2IDN042
Gold	PX Précinox SA	SWITZERLAND	1CHE068
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049
Gold	Royal Canadian Mint	CANADA	1CAN050
Gold	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087
Gold	Schone Edelmetaal	NETHERLANDS	1NLD051
Gold	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Gold	Suzhou Xingrui Noble	CHINA	1CHN079
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053
Gold	Tokuriki Honten Co. Ltd	JAPAN	1JPN060
Gold	Torecom	KOREA, REPUBLIC OF	1KOR081
Gold	Umicore Brasil Ltda	BRAZIL	1BRA061
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062
Gold	United Precious Metal Refining, Inc.	UNITED STATES	1USA076

Exhibit 1.01

Gold	Valcambi SA	SWITZERLAND	1CHE063
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046
Gold	Xstrata Canada Corporation	CANADA	1CAN064
Gold	Yokohama Metal Co Ltd	JAPAN	1JPN077
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Gold	Zijin Mining Group Co. Ltd	CHINA	1CHN066
Gold	Kennecott Utah Copper		1USA088
Gold	ECO-SYSTEM RECYCLING CO.,LTD.	JAPAN	1JPN950
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019
Tantalum	Duoluoshan	CHINA	3CHN001
Tantalum	Exotech Inc.	UNITED STATES	3USA002
Tantalum	F&X	CHINA	3CHN003
Tantalum	Gannon & Scott	UNITED STATES	3USA004
Tantalum	Global Advanced Metals	UNITED STATES	3USA005
Tantalum	H.C. Starck GmbH	GERMANY	3DEU006
Tantalum	Hi-Temp	UNITED STATES	3USA016
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007
Tantalum	Kemet Blue Powder	UNITED STATES	3USA010
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	3CHN026
Tantalum	Metallurgical Products India Pvt Ltd.	INDIA	3IND027
Tantalum	Mitsui Mining & Smelting	JAPAN	3JPN008
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Tantalum	Plansee	AUSTRIA	3AUT011
Tantalum	RFH	CHINA	3CHN017
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012
Tantalum	Taki Chemicals	JAPAN	3JPN023
Tantalum	Tantalite Resources	SOUTH AFRICA	3ZAF024
Tantalum	Telex	UNITED STATES	3USA018
Tantalum	Ulba	KAZAKHSTAN	3KAZ014
Tantalum	Zhuzhou Cement Carbide	CHINA	3CHN015
Tin	China Tin Group	CHINA	2CHN068
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Tin	Cookson	UNITED STATES	2USA001
Tin	Cooper Santa	BRAZIL	2BRA063
Tin	CV Duta Putra Bangka	INDONESIA	2IDN003
Tin	CV Gita Pesona	INDONESIA	2IDN056
Tin	CV JusTindo	INDONESIA	2IDN004
Tin	CV Makmur Jaya	INDONESIA	2IDN005
Tin	CV Nurjanah	INDONESIA	2IDN006
Tin	CV Prima Timah Utama	INDONESIA	2IDN007
Tin	CV Serumpun Sebalai	INDONESIA	2IDN008
Tin	CV United Smelting	INDONESIA	2IDN009

Exhibit 1.01

Tin	EM Vinto	BOLIVIA	2BOL010
Tin	Fenix Metals	POLAND	2POL064
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012
Tin	Gejiu Zi-Li	CHINA	2CHN011
Tin	Gold Bell Group	CHINA	2CHN013
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052
Tin	Jiangxi Nanshan	CHINA	2CHN014
Tin	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Tin	Linwu Xianggui Smelter Co	CHINA	2CHN055
Tin	Liuzhou China Tin	CHINA	2CHN015
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016
Tin	Metallo Chimique	BELGIUM	2BEL017
Tin	Mineração Taboca S.A.	BRAZIL	2BRA018
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Mitsubishi Materials Corporation	JAPAN	2JPN020
Tin	Minsur	PERU	2PER019
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021
Tin	OMSA	BOLIVIA	2BOL022
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023
Tin	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tin	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027
Tin	PT Bangka Putra Karya	INDONESIA	2IDN028
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT Bukit Timah	INDONESIA	2IDN032
Tin	PT DS Jaya Abadi	INDONESIA	2IDN059
Tin	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Karimun Mining	INDONESIA	2IDN062
Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Panca Mega	INDONESIA	2IDN060
Tin	PT Refined Banka Tin	INDONESIA	2IDN038
Tin	PT Refined Banka Tin	INDONESIA	2IDN039
Tin	PT Seirama Tin investment	INDONESIA	2IDN061
Tin	PT Stanindo Inti Perkasa	INDONESIA	2IDN040
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Tambang Timah	INDONESIA	2IDN049

Exhibit 1.01

Tin	PT Timah	INDONESIA	2IDN042
Tin	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Tommy Utama	INDONESIA	2IDN057
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Tin	Thaisarco	THAILAND	2THA046
Tin	White Solder Metalurgia	BRAZIL	2BRA054
Tin	Yunnan Chengfeng	CHINA	2CHN047
Tin	Yunnan Tin Company Limited	CHINA	2CHN048
Tungsten	A.L.M.T. Corp.	JAPAN	4JPN020
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA	4CHN003
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	4USA007
Tungsten	HC Starck GmbH	GERMANY	4DEU008
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	4CHN018
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023
Tungsten	Japan New Metals Co Ltd	JAPAN	4JPN017
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tungsten	Kennametal Inc.	UNITED STATES	4USA026
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tungsten	Xiamen Tungsten Co Ltd	CHINA	4CHN014
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015